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                                                                    Exhibit 5.1

                              GROVER T. WICKERSHAM
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                         430 CAMBRIDGE AVENUE, SUITE 100
                           PALO ALTO, CALIFORNIA 94306
GROVER T. WICKERSHAM        TELEPHONE: (650) 323-6400         E-Mail Address:
DEBRA K. WEINER                FAX: (650) 323-1108           debbie@gtwlaw.com


                                December 17, 1998

audiohighway.com
20600 Mariani Avenue
Cupertino, CA 95014

         Re:  Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel for audiohighway.com, a California corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2, Registration No. 333-59723 (the "Registration Statement"), and a related new registration statement (the "New Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the public offering by the Company of (i) 2,200,000 Units, each Unit consisting of one share of its Common Stock, no par value and one Common Stock Purchase Warrant (the "Firm Units"), (ii) an additional 330,000 Units to cover over-allotments, if any (the "Over-allotment Units"); collectively , the Firm Units and the Over-allotment Units are referred to the "Units"; and (iii) up to 230,000 Units issuable upon exercise of the Representative's Warrants issuable to Paulson Investment Company, Inc., the representative of the several underwriters (the "Representative").

         In connection with the opinions expressed herein, we have examined the following documents: (i) the Registration Statement (including exhibits thereto), as amended through the date hereof; (ii) the New Registration Statement (including exhibits thereto); (iii) the Articles of Incorporation of the Company, as amended; (iv) the Bylaws of the Company, as amended; (v) the minute books of the Company; (vi) the form of Underwriting Agreement to be executed and delivered by the Company and Paulson Investment Company, Inc., as representative of the several underwriters (the "Underwriting Agreement"); (vii) the forms of Common Stock certificate and Warrant certificate of the Company; and (viii) such other documents as we have deemed necessary or appropriate.

         In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents.

         Based upon our examination of the foregoing documents, and expressly subject to the assumptions set forth above, it is our opinion that:

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audiohighway.com
December 17, 1998
Page 2


         1. The Firm Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement and the New Registration Statement, will be validly issued, fully paid and non-assessable.

         2. If and to the extent the over-allotment option is exercised, the Over-allotment Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement and the New Registration Statement, will be validly issued, fully paid and non-assessable.

         3. If and to the extent the Representative's Warrants are exercised, the Representative's Warrants Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Representative's Warrants, the Registration Statement and the New Registration Statement, will be validly issued, fully paid and non-assessable.

         4. If and to the extent the Warrants are exercised, the Common Stock issuable upon exercise thereof, when issued, sold and delivered against payment therefor as described in the Warrants, the Registration Statement and the New Registration Statement, will be validly issued fully paid and non-assessable.

         This opinion is rendered solely to you in connection with the above matter, and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the New Registration Statement and to the use of the name of our firm under the caption "Validity of the Issuance of the Common Stock" in the prospectus included as a part of the Registration Statement which has been incorporated by reference into the New Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 Very truly yours,

                                                 /s/ Grover T. Wickersham, P.C.

                                                 Grover T. Wickersham, P.C.